DOCUSIGN, INC.
Exhibit 99.1

DocuSign Announces Fourth Quarter and Fiscal Year 2021 Financial Results

San Francisco – March 11, 2021 – DocuSign, Inc. (NASDAQ: DOCU), which offers the world’s #1 eSignature solution as part of the DocuSign Agreement Cloud, today announced results for its fourth quarter and fiscal year ended January 31, 2021.

“Fiscal 2021 was a milestone year for DocuSign. We became a pillar of the ‘anywhere economy’ that lets people increasingly do anything in life and work from anywhere," said Dan Springer, CEO of DocuSign. "In the process, we grew our business nearly 50%, reached almost $1.5 billion in revenues, and achieved a record net retention rate of 123%. We believe this performance represents an acceleration of the ongoing trend towards the digital transformation of agreements.”

Fourth Quarter Financial Highlights

▪Total revenue was $430.9 million, an increase of 57% year-over-year. Subscription revenue was $410.2 million, an increase of 59% year-over-year. Professional services and other revenue was $20.7 million, an increase of 23% year-over-year.
▪Billings were $534.9 million, an increase of 46% year-over-year.
▪GAAP gross margin was 76%, compared to 75% in the same period last year. Non-GAAP gross margin was 80% compared to 79% in the same period last year.
▪GAAP net loss per share was $0.38 on 189 million shares outstanding compared to $0.26 on 181 million shares outstanding in the same period last year.
▪Non-GAAP net income per diluted share was $0.37 on 209 million shares outstanding compared to $0.12 on 194 million shares outstanding in the same period last year.
▪Net cash provided by operating activities was $62.2 million compared to $45.5 million in the same period last year.
▪Free cash flow was $44.0 million compared to $15.5 million in the same period last year. Free cash flow includes a portion of the Q4'21 repayment of convertible senior notes of $75.2 million.
▪Cash, cash equivalents, restricted cash and investments were $866.5 million at the end of the quarter.

Fiscal 2021 Financial Highlights

▪Total revenue was $1.5 billion, an increase of 49% year-over-year. Subscription revenue was $1.4 billion, an increase of 50% year-over-year. Professional services and other revenue was $71.7 million, an increase of 29% year-over-year.
▪Billings were $1.7 billion, an increase of 56% year-over-year.
▪GAAP gross margin was 75% in both periods. Non-GAAP gross margin was 79% in both periods.
▪GAAP net loss per share was $1.31 on 186 million shares outstanding compared to $1.18 on 177 million shares outstanding in fiscal 2020.
▪Non-GAAP net income per diluted share was $0.90 on 204 million shares outstanding compared to $0.31 on 191 million shares outstanding in fiscal 2020.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Other Key Metrics.”

Operational and Other Financial Highlights

•Convertible Senior Notes: On January 15, 2021, the company issued $690 million of 0% convertible senior notes due in 2024. The company used a significant portion of the net proceeds, together with shares of DocuSign common stock, to repurchase a majority of its existing convertible senior notes due in 2023 and intends to use the remainder of the proceeds for working capital and other general corporate purposes.

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DOCUSIGN, INC.
•Credit Facility: On January 11, 2021, the company closed a new $500 million, 5-year senior secured revolving credit facility, with an accordion feature allowing for an additional $250 million capacity. The facility will help to further optimize the company's financial position and provide it with greater balance sheet flexibility to deliver on its growth agenda.

Outlook

The company currently expects the following guidance:

▪Quarter ending April 30, 2021 (in millions, except percentages):

Total revenue	$432	to	$436
Subscription revenue	$415	to	$419
Billings	$457	to	$467
Non-GAAP gross margin	79%	to	81%
Non-GAAP operating margin	12%	to	14%
Non-GAAP diluted weighted-average shares outstanding	205	to	210

▪Fiscal year ending January 31, 2022 (in millions, except percentages):

Total revenue	$1,963	to	$1,973
Subscription revenue	$1,886	to	$1,896
Billings	$2,260	to	$2,280
Non-GAAP gross margin	79%	to	81%
Non-GAAP operating margin	13%	to	15%
Provision for income taxes	$8	to	$10
Non-GAAP diluted weighted-average shares outstanding	205	to	210

The company has not reconciled its expectations of non-GAAP financial measures to the corresponding GAAP measures because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

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DOCUSIGN, INC.
Webcast Conference Call Information

The company will host a conference call on March 11, 2021 at 1:30 p.m. PT (4:30 p.m. ET) to discuss its financial results. A live webcast of the event will be available on the DocuSign Investor Relations website at investor.docusign.com. A live dial-in will be available domestically at 877-407-0784 or internationally at 201-689-8560. A replay will be available domestically at 844-512-2921 or internationally at 412-317-6671 until midnight (ET) March 25, 2021, using the passcode 13716345.

About DocuSign

DocuSign helps organizations connect and automate how they prepare, sign, act on, and manage agreements. As part of the DocuSign Agreement Cloud, DocuSign offers eSignature, the world’s #1 way to sign electronically on practically any device, from almost anywhere, at any time. Today, more than 890,000 customers and hundreds of millions of users in over 180 countries use DocuSign to accelerate the process of doing business and to simplify people’s lives.

For more information, visit www.docusign.com, call +1-877-720-2040, or follow @DocuSign on Twitter, LinkedIn, Facebook and Instagram.

Copyright 2021. DocuSign, Inc. is the owner of DOCUSIGN® and all its other marks (www.docusign.com/IP).

Investor Relations:
Annie Leschin
VP Investor Relations
investors@docusign.com

Media Relations:
Adrian Wainwright
Head of Communications
media@docusign.com

Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, among other things, statements under “Outlook” above and any other statements about expected financial metrics, such as revenue, billings, non-GAAP gross margin, non-GAAP diluted weighted-average shares outstanding, and non-financial metrics, such as customer growth, as well as statements related to our expectations regarding the benefits of the DocuSign Agreement Cloud and enhancements to it, additions to the DocuSign Agreement Cloud software suite of products, including as a result of acquisitions, and the anticipated benefits of our issuances of convertible notes and the establishment of our credit facility. They also include statements about our future operating results and financial position, our business strategy and plans, market growth and trends, and our objectives for future operations. These statements are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

These risks and uncertainties include, among other things, risks related to our ability to estimate the size of our total addressable market; our expectations regarding the impact of the ongoing COVID-19 pandemic on our business, the results of our operations and our financial condition, as well as our future profitability and growth once the pandemic has abated; our expectations regarding the impact of the ongoing COVID-19 pandemic on the businesses of our customers, partners and suppliers, and the economy; our ability to effectively sustain and manage our growth and future expenses, achieve and maintain future profitability, attract new customers and maintain and expand our existing customer base; our ability to scale and update our platform to respond to customers' needs and rapid technological change; the effects of increased competition in our market and our ability to compete effectively; our ability to expand use cases within existing customers and vertical solutions; our ability to expand our operations and increase adoption of our platform internationally; our ability to strengthen and foster our relationship with developers; our ability to expand our direct sales force, customer success team and strategic partnerships around the world; our ability to identify targets for and execute potential acquisitions; our ability to successfully integrate the operations of businesses we may acquire, or to realize the anticipated benefits of such acquisitions; our ability to maintain, protect and enhance our brand; the sufficiency of our cash and cash equivalents to satisfy our liquidity needs; limitations on us due to obligations we have under our credit facility or other indebtedness; our failure or the failure of our software suite of services to comply with applicable industry
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DOCUSIGN, INC.
standards, laws and regulations; our ability to maintain, protect and enhance our intellectual property; our ability to successfully defend litigation against us; our ability to attract large organizations as users; our ability to maintain our corporate culture; our ability to offer high-quality customer support; our ability to hire, retain and motivate qualified personnel; our ability to estimate the size and potential growth of our target market; our ability to maintain proper and effective internal controls. Additional risks and uncertainties that could affect our financial results are included in the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our quarterly report on Form 10-Q for the quarter ended October 31, 2020 filed on December 4, 2020 with the Securities and Exchange Commission (the “SEC”), and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Non-GAAP Financial Measures and Other Key Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share: We define these non-GAAP financial measures as the respective GAAP measures, excluding expenses related to stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquisition-related intangibles, amortization of debt discount and issuance costs, acquisition-related expenses, loss on extinguishment of debt, tax impact related to an intercompany IP transfer and, as applicable, other special items. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. When evaluating the performance of our business and making operating plans, we do not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants). We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods.

Free cash flow: We define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash (if any) that is available, after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

Billings: We define billings as total revenues plus the change in our contract liabilities and refund liability less contract assets and unbilled accounts receivable in a given period. Billings reflects sales to new customers plus subscription renewals and additional sales to existing customers. Only amounts invoiced to a customer in a given period are included in billings. We believe billings is a key metric to measure our periodic performance. Given that most of our customers pay in annual installments one year in advance, but we typically recognize a majority of the related revenue ratably over time, we use billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.
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DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2021	2020	2021	2020
Revenue:
Subscription	$410,215	$258,122	$1,381,397	$918,463
Professional services and other	20,683	16,773	71,650	55,508
Total revenue	430,898	274,895	1,453,047	973,971
Cost of revenue:
Subscription	73,347	48,162	259,992	163,931
Professional services and other	28,233	19,913	104,066	79,303
Total cost of revenue	101,580	68,075	364,058	243,234
Gross profit	329,318	206,820	1,088,989	730,737
Operating expenses:
Sales and marketing	221,896	161,326	798,625	591,379
Research and development	80,135	52,094	271,522	185,552
General and administrative	52,184	35,753	192,697	147,315
Total operating expenses	354,215	249,173	1,262,844	924,246
Loss from operations	(24,897)	(42,353)	(173,855)	(193,509)
Interest expense	(7,786)	(7,461)	(30,799)	(29,254)
Loss on extinguishment of debt	(33,752)	—	(33,752)	—
Interest income and other income, net	2,882	3,658	8,914	19,207
Loss before provision for income taxes	(63,553)	(46,156)	(229,492)	(203,556)
Provision for income taxes	8,859	1,251	13,775	4,803
Net loss	$(72,412)	$(47,407)	$(243,267)	$(208,359)
Net loss per share attributable to common stockholders, basic and diluted	$(0.38)	$(0.26)	$(1.31)	$(1.18)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	188,717	180,859	185,760	176,704

Stock-based compensation expense included in costs and expenses:
Cost of revenue—subscription	$6,138	$3,951	$20,793	$12,882
Cost of revenue—professional services and other	6,510	3,826	21,865	15,703
Sales and marketing	37,190	26,170	131,041	94,863
Research and development	20,328	12,252	65,890	43,211
General and administrative	13,473	9,406	47,288	39,745

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DOCUSIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands, except share and per share data)	January 31, 2021	January 31, 2020
Assets
Current assets
Cash and cash equivalents	$566,055	$241,203
Investments—current	207,450	414,939
Accounts receivable, net	323,570	237,841
Contract assets—current	16,883	12,502
Prepaid expenses and other current assets	48,390	37,405
Total current assets	1,162,348	943,890
Investments—noncurrent	92,717	239,729
Property and equipment, net	165,039	128,293
Operating lease right-of-use assets	159,352	149,833
Goodwill	350,151	194,882
Intangible assets, net	121,828	56,500
Deferred contract acquisition costs—noncurrent	260,130	153,333
Other assets—noncurrent	24,942	24,678
Total assets	$2,336,507	$1,891,138
Liabilities and Equity
Current liabilities
Accounts payable	$37,367	$28,144
Accrued expenses and other current liabilities	66,566	54,344
Accrued compensation	156,158	83,189
Convertible senior notes—current	20,469	—
Contract liabilities—current	779,642	507,560
Operating lease liabilities—current	32,971	20,728
Total current liabilities	1,093,173	693,965
Convertible senior notes, net—noncurrent	693,219	465,321
Operating lease liabilities—noncurrent	165,704	162,432
Contract liabilities—noncurrent	16,492	11,478
Deferred tax liability—noncurrent	6,464	4,920
Other liabilities—noncurrent	32,328	6,695
Total liabilities	2,007,380	1,344,811
Convertible senior notes	3,390	—
Stockholders’ equity
Common stock	19	18
Treasury stock	(1,048)	—
Additional paid-in capital	1,702,254	1,685,167
Accumulated other comprehensive gains (loss)	4,964	(1,673)
Accumulated deficit	(1,380,452)	(1,137,185)
Total stockholders’ equity	325,737	546,327
Total liabilities and equity	$2,336,507	$1,891,138

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DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2021	2020	2021	2020
Cash flows from operating activities:
Net loss	$(72,412)	$(47,407)	$(243,267)	$(208,359)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	19,635	13,266	71,090	50,182
Amortization of deferred contract acquisition and fulfillment costs	28,597	20,387	99,384	69,747
Amortization of debt discount and transaction costs	7,173	6,742	28,001	26,389
Loss on extinguishment of debt	33,752	—	33,752	—
Operating cash flow related to repayments of convertible senior notes	(75,165)	—	(75,165)	—
Non-cash operating lease costs	6,646	5,592	26,728	19,435
Stock-based compensation expense	83,639	55,605	286,877	206,404
Deferred income taxes	(1,360)	1,245	(2,410)	1,287
Other	(1,416)	401	(210)	(1,741)
Changes in operating assets and liabilities
Accounts receivable	(62,484)	(78,377)	(73,913)	(63,293)
Contract assets	5,802	5,715	1,912	(1,508)
Prepaid expenses and other current assets	680	(1,106)	(1,155)	(3,142)
Deferred contract acquisition and fulfillment costs	(63,871)	(37,923)	(208,510)	(115,723)
Other assets	457	612	(6,006)	1,538
Accounts payable	8,473	1,543	12,128	3,849
Accrued expenses and other liabilities	15,203	4,662	37,155	9,353
Accrued compensation	41,033	12,329	64,586	5,636
Contract liabilities	95,230	85,957	267,750	130,266
Operating lease liabilities	(7,379)	(3,738)	(21,773)	(14,624)
Net cash provided by operating activities	62,233	45,505	296,954	115,696
Cash flows from investing activities:
Cash paid for acquisition, net of acquired cash	—	—	(180,370)	—
Purchases of marketable securities	(84,340)	(107,318)	(164,989)	(861,252)
Sales of marketable securities	—	—	28,986	—
Maturities of marketable securities	83,756	166,599	488,538	627,309
Purchases of strategic investments	—	—	(5,300)	(15,500)
Purchases of other investments	—	—	(3,241)	—
Purchases of property and equipment	(18,251)	(29,975)	(82,395)	(72,046)
Net cash (used in) provided by investing activities	(18,835)	29,306	81,229	(321,489)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of initial purchasers' discounts and transaction costs	677,370	—	677,370	—
Purchase of capped calls related to issuance of convertible senior notes	(31,395)	—	(31,395)	—
Repayments of convertible senior notes	(384,199)	—	(384,199)	—
Payment of revolving credit facility costs	(2,453)	—	(2,453)	—
Payment of tax withholding obligation on RSU settlement and ESPP purchase	(125,186)	(41,216)	(372,463)	(166,504)
Proceeds from exercise of stock options	9,322	9,914	24,305	72,177
Proceeds from employee stock purchase plan	—	—	29,859	23,872
Net cash (used in) provided by financing activities	143,459	(31,302)	(58,976)	(70,455)
Effect of foreign exchange on cash, cash equivalents and restricted cash	4,214	(137)	5,646	(447)
Net increase (decrease) in cash, cash equivalents and restricted cash	191,071	43,372	324,853	(276,695)
Cash, cash equivalents and restricted cash at beginning of period (1)	375,265	198,111	241,483	518,178
Cash, cash equivalents and restricted cash at end of period (1)	$566,336	$241,483	$566,336	$241,483
(1) $0.3 million of restricted cash was included in Other assets—noncurrent at January 31, 2021 and Prepaid expenses and other current assets at January 31, 2020.
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DOCUSIGN, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of gross profit and gross margin:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2021	2020	2021	2020
GAAP gross profit	$329,318	$206,820	$1,088,989	$730,737
Add: Stock-based compensation	12,648	7,777	42,658	28,585
Add: Amortization of acquisition-related intangibles	3,196	1,348	11,052	5,704
Add: Employer payroll tax on employee stock transactions	1,454	668	5,904	2,577
Non-GAAP gross profit	$346,616	$216,613	$1,148,603	$767,603
GAAP gross margin	76%	75%	75%	75%
Non-GAAP adjustments	4%	4%	4%	4%
Non-GAAP gross margin	80%	79%	79%	79%

GAAP subscription gross profit	$336,868	$209,960	$1,121,405	$754,532
Add: Stock-based compensation	6,138	3,951	20,793	12,882
Add: Amortization of acquisition-related intangibles	3,196	1,348	11,052	5,704
Add: Employer payroll tax on employee stock transactions	679	285	2,862	1,054
Non-GAAP subscription gross profit	$346,881	$215,544	$1,156,112	$774,172
GAAP subscription gross margin	82%	81%	81%	82%
Non-GAAP adjustments	3%	3%	3%	2%
Non-GAAP subscription gross margin	85%	84%	84%	84%

GAAP professional services and other gross loss	$(7,550)	$(3,140)	$(32,416)	$(23,795)
Add: Stock-based compensation	6,510	3,826	21,865	15,703
Add: Employer payroll tax on employee stock transactions	775	383	3,042	1,523
Non-GAAP professional services and other gross profit (loss)	$(265)	$1,069	$(7,509)	$(6,569)
GAAP professional services and other gross margin	(37)%	(19)%	(45)%	(43)%
Non-GAAP adjustments	36%	25%	35%	31%
Non-GAAP professional services and other gross margin	(1)%	6%	(10)%	(12)%

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DOCUSIGN, INC.
Reconciliation of operating expenses:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2021	2020	2021	2020
GAAP sales and marketing	$221,896	$161,326	$798,625	$591,379
Less: Stock-based compensation	(37,190)	(26,170)	(131,041)	(94,863)
Less: Amortization of acquisition-related intangibles	(3,390)	(2,911)	(14,566)	(12,013)
Less: Employer payroll tax on employee stock transactions	(3,198)	(1,413)	(14,190)	(7,023)
Less: Acquisition-related expenses	—	—	(186)	—
Non-GAAP sales and marketing	$178,118	$130,832	$638,642	$477,480
GAAP sales and marketing as a percentage of revenue	51%	59%	55%	61%
Non-GAAP sales and marketing as a percentage of revenue	41%	48%	44%	49%

GAAP research and development	$80,135	$52,094	$271,522	$185,552
Less: Stock-based compensation	(20,328)	(12,252)	(65,890)	(43,211)
Less: Employer payroll tax on employee stock transactions	(2,012)	(636)	(7,329)	(3,524)
Non-GAAP research and development	$57,795	$39,206	$198,303	$138,817
GAAP research and development as a percentage of revenue	19%	19%	19%	19%
Non-GAAP research and development as a percentage of revenue	13%	14%	14%	14%

GAAP general and administrative	$52,184	$35,753	$192,697	$147,315
Less: Stock-based compensation	(13,473)	(9,406)	(47,288)	(39,745)
Less: Employer payroll tax on employee stock transactions	(2,612)	(540)	(6,619)	(3,596)
Less: Acquisition-related expenses	—	—	(7,776)	—
Non-GAAP general and administrative	$36,099	$25,807	$131,014	$103,974
GAAP general and administrative as a percentage of revenue	12%	12%	13%	15%
Non-GAAP general and administrative as a percentage of revenue	9%	9%	9%	11%

Reconciliation of income (loss) from operations and operating margin:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2021	2020	2021	2020
GAAP loss from operations	$(24,897)	$(42,353)	$(173,855)	$(193,509)
Add: Stock-based compensation	83,639	55,605	286,877	206,404
Add: Amortization of acquisition-related intangibles	6,586	4,259	25,618	17,717
Add: Employer payroll tax on employee stock transactions	9,276	3,257	34,042	16,720
Add: Acquisition-related expenses	—	—	7,962	—
Non-GAAP income from operations	$74,604	$20,768	$180,644	$47,332
GAAP operating margin	(6)%	(15)%	(12)%	(20)%
Non-GAAP adjustments	23%	23%	24%	25%
Non-GAAP operating margin	17%	8%	12%	5%
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DOCUSIGN, INC.

Reconciliation of net income (loss) and net income (loss) per share, basic and diluted:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2021	2020	2021	2020
GAAP net loss	$(72,412)	$(47,407)	$(243,267)	$(208,359)
Add: Stock-based compensation	83,639	55,605	286,877	206,404
Add: Amortization of acquisition-related intangibles	6,586	4,259	25,618	17,717
Add: Employer payroll tax on employee stock transactions	9,276	3,257	34,042	16,720
Add: Acquisition-related expenses	—	—	7,962	—
Add: Amortization of debt discount and issuance costs	7,173	6,742	28,001	26,389
Add: Loss on extinguishment of debt	33,752	—	33,752	—
Add: Tax expense related to intercompany IP transfer(1)	9,294	—	9,294	—
Non-GAAP net income	$77,308	$22,456	$182,279	$58,871

Numerator:
Non-GAAP net income and non-GAAP net income attributable to common stockholders, basic	$77,308	$22,456	$182,279	$58,871
Add: Interest expense on convertible senior notes	617	—	617	—
Non-GAAP net income attributable to common stockholders, diluted	$77,925	$22,456	$182,896	$58,871

Denominator:
Weighted-average common shares outstanding, basic	188,717	180,859	185,760	176,704
Effect of dilutive securities	19,797	12,869	17,929	14,094
Non-GAAP weighted-average common shares outstanding, diluted	208,514	193,728	203,689	190,798

GAAP net loss per share, basic and diluted	$(0.38)	$(0.26)	$(1.31)	$(1.18)
Non-GAAP net income per share, basic	0.41	0.12	0.98	0.33
Non-GAAP net income per share, diluted	0.37	0.12	0.90	0.31
(1)Represents net change in tax liabilities related to an intercompany IP transfer

Computation of free cash flow:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2021	2020	2021	2020
Net cash provided by operating activities	$62,233	$45,505	$296,954	$115,696
Less: Purchases of property and equipment	(18,251)	(29,975)	(82,395)	(72,046)
Non-GAAP free cash flow	43,982	15,530	214,559	43,650
Net cash (used in) provided by investing activities	(18,835)	29,306	81,229	(321,489)
Net cash (used in) provided by financing activities	$143,459	$(31,302)	$(58,976)	$(70,455)

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DOCUSIGN, INC.
Computation of billings:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2021	2020	2021	2020
Revenue	$430,898	$274,895	$1,453,047	$973,971
Add: Contract liabilities and refund liability, end of period	800,940	522,201	800,940	522,201
Less: Contract liabilities and refund liability, beginning of period	(702,691)	(435,898)	(522,201)	(390,887)
Add: Contract assets and unbilled accounts receivable, beginning of period	26,808	20,805	15,082	13,436
Less: Contract assets and unbilled accounts receivable, end of period	(21,021)	(15,082)	(21,021)	(15,082)
Add: Contract assets and unbilled accounts receivable contributed by acquisitions	—	—	6,589	—
Less: Contract liabilities and refund liability contributed by acquisitions	—	—	(9,344)	—
Non-GAAP billings	$534,934	$366,921	$1,723,092	$1,103,639

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